AGREEMENT BETWEEN COMPUTER BUSINESS SCIENCES

                                       AND

                              NISSKO TELECOM, LTD.

THIS AGREEMENT, made this 25th day of March, 1996 by and between

COMPUTER BUSINESS SCIENCES, INC., a New York corporation with itS principal offices located at 144-15 Union Turnpike, Flushing, New York 11367 (hereinafter "CBS")

AND

NISSKO TELECOM, LTD., a Delaware corporation with offices located at 7 West 45th Street, New York, New York 10036 and formed by: AVRAHAM NISSANIAN, an adult individual residing at 139-34 78th Drive, Flushing, New York 11367; YOSSI KOREN, an adult individual residing at 124 Audley Street, Kew Gardens, New York 11418; and CHAMUEL LIVIAN, an adult individual residing at 65 Tennis Place, Forest Hills, New York 11375; (such corporation being hereafter referred to as "NT" and such individuals being hereafter referred to as "INVESTORS")

WITNESSETH THAT:

WHEREAS, CBS' parent corporation, Fidelity Holdings, Inc. (hereinafter "FIDELITY") has entered into a Letter of Intent to acquire certain computer telephony, international telecommunications and business software and related hardware known under the trade name "Talkie" and has begun exploitation of such products;

WHEREAS, CBS represents and warrants that the technology of the Talkie Power Web Line Machine is the state of the art in the field of communications.

WHEREAS, INVESTORS and NT desire to own and commercially use the international telecommunications and computer telephony modules of Talkie to accomplish the intentions of this Agreement;

WHEREAS, NT, and CBS and its parent corporation, FIDELITY, and the parties have reached certain agreements and understandings and desire this Agreement to formalize and evidence such agreements and understandings;

NOW, THEREFORE, intending to be legally bound, and in consideration of the mutual promises and covenants contained herein, the parties have agreed as follows:

1. (a) on the terms and conditions of this Agreement, CBS agrees to sell to NT, and NT agrees to purchase from CBS, fifteen (15) Talkie Power Web Line Machines (hereinafter "Machines"), such Machines being more specifically described on the Invoices attached hereto and made a part hereof, and marked as Exhibit A. For placement of such Machines, NT has reserved fifteen (15) cities, listed on the schedule attached hereto, made a part hereof, and marked as Exhibit B. In the event that CBS shall determine that a Machine cannot be sited in any city listed on Exhibit B, CBS shall notify NT which shall then select an alternate city. Accordingly Exhibit B shall be amended from time to time as necessary.

      (b) In consideration of its purchase, NT shall pay for each Machine one hundred and twenty five thousand dollars eight hundred dollars ($125,800) for the total sum of One Million Eight Hundred Eighty-seven Thousand Dollars ($1, 887, 000) of which Six Hundred Twenty-nine Thousand Dollars ($629,000)("'Deposit") shall be paid contemporaneously with the execution of this Agreement and the balance shall be paid as provided under paragraph (d) of this section.

      (c) Of the 15 machines, CBS shall promptly manuf acture, program and site three (3) machines. Title to the initial three (3) Machines and all other machines covered by this Agreement shall pass when NT has tested the lines and accepted the Machines as properly functioning for the intended purposes or under such other conditions as the financing source may dictate.

      (d) Subject to sub-paragraph (e) following and 115 of this Agreement, CBS shall deliver the balance of the Machines and NT shall pay the balance of the purchase price as provided in Exhibit "C".

      (e) Prior to NT being required to pay the balance of the purchase price for the Machines, CBS shall provide satisfactory evidence that FIDELITY has closed its acquisition of Talkie. if such acquisition has not been accomplished by

May 15, 1996, NT may either:

(i) elect to treat its Deposit as the purchase of the first 5 Machines and cancel this Purchase Agreement with respect to the additional Machines; or

(ii) declare this Purchase Agreement in default.

If NT shall elect to cancel this Agreement, the Deposit shall be applied to the purchase price of the first 5 Machines and the provisions of Paragraphs 4 and 9 shall remain in full force and effect, If NT shall elect to declare a default, the provisions of Paragraph 9 shall be effective.

2. (a) Subject to completion of the initial 15 Machines, NT shall be permitted to purchase an additional fifteen (15) Attachment Modules.

      (b) Subject to completion of the purchase of the initial fifteen (15) Machines at $125,800 each and the fifteen (15) Attachment Modules at $60,000 each , NT shall have the option to purchase an additional fifteen
      (15) Machines at $125,800 each and the fifteen (15) Attachment Modules at $60,0OO each, provided only that any attachment modules may be purchased only for attachment to a previously purchased Machine.

      (c) In the event that during the term of this Purchase Agreement, CBS shall develop a new system or new technology which performs the same function and/or provides the same service as the Talkie Power Web Line Machines, but which is superior to or renders the current Machines obsolete, NT shall have the options to:

            (i) continue with this Purchase Agreement or substitute the new system or the new technology for the balance of the Machines to be purchased hereunder; and/or

            (ii) purchase the new system or the new technology to replace the Machines already purchased.

      In either event, NT shall pay the standard market price established by CBS for such new system or new technology.

      (d) Upgrades of and /or improvements in technology on the current technology in Machines ordered shall be provided at no extra cost to NT so long as the Machines are in operation.

3. (a) CBS hereby grants NT a right of first refusal to place Machines in all cities of the world in addition to those listed on Exhibit B.

      (b) In the event that CBS shall receive a request from any third party to acquire a Machine for placement in any city, in addition to those listed on Exhibit B, CBS shall notify NT of such request in writing. NT shall have a period of ten (10) business days to determine whether to exercise the right of first refusal, If NT shall not elect to exercise its right,

      CBS shall be free to proceed with the third party. If NT shall elect to exercise its right, subject to sub-paragraph (c) following, within Five
      (5) business days it shall enter into a f urther Purchase Agreement to acquire a Machine f or placement in such city. If at the time such option is exercised, NT has not completed the purchase of the initial fifteen
      (15) Machines as provided for under this Agreements NT shall be permitted to substitute a city elected under the option for one contained in Exhibit "D". For purposes of this provision, the term business days shall exclude Saturdays, Sundays, U.S. holidays, and Jewish religious holidays (a list of all recognized holidays are contained in Exhibit "E").

      (c) In the event that CBS shall determine that a Machine cannot be sited in any city listed an Exhibit "B", and NT shall exercise its right of first refusal with respect to some other city, the city designated in the exercise of the right of first refusal may be substituted for the unavailable city on Exhibit B, at NT's option, in which event no additional Purchase Agreement shall be required and the Machine shall constitute one of the 15 Machines hereunder. When NT shall have placed 15 Machines, all subsequent exercises of its right of first refusal shall require the execution of an additional Purchase Agreement.

4. In consideration of the Deposit which constitutes one-third of the purchase price for the 15 Machines, CBS guarantees that NT shall recover the Deposit by March 31, 1998. If, by March 31, 1998, NT shall not have earned cumulative (total) income before depreciation interest expense and taxes of the first 5 Machines placed in service equal or greater to $629,000, with CBS' capital contribution of $150,000 included as part of that recovery, NT may:

      (a) waive the failure and continue as theretofore; or

      (b) terminate this Purchase Agreement; or

      (c) declare this Purchase Agreement in default.

      NT shall not have an independent cause of action to recover the $629,000 and the remedies of NT are limited to those listed. If NT terminates this Purchase Agreement, the obligation of NT to purchase any further Machines, if less than 15 have been purchased, shall be terminated and NT shall retain and operate the Machines purchased as the sole remedy of NT and INVESTORS. If NT elects to declare this Purchase Agreement in default, the provisions of Paragraph 9 shall be effective as the sole remedy of NT and INVESTORS In the event that NT elects to terminate this Purchase Agreement or to declare this Purchase Agreement in default, NT shall notify CBS of such election in writing, certified mail, return receipt requested.

5. (a) CBS acknowledges that CBS will arrange for and guarantee a line of credit or other credit facility to finance the payment of the balance of the purchase price of the 15 Machines. CBS shall go to at least three (3) financing institutions to seek out and find, if possible, one that shall not require personal guarantees from INVESTORS. NT shall assist CBS in good faith in obtaining a line of credit or other credit facility to finance the payment of the balance of the purchase price of the 15 Machines and if required by financing institution shall provide written guarantees. As the Machines are delivered and sited, NT shall draw against such line of credit or credit facility and pay the balance of the purchase price. Title to the Machines shall pass when NT has tested the lines and accepted the Machines as properly functioning for the intented purposes

      (b) In the event that CBS cannot arrange f or a line of credit or other credit facility to finance the balance of the purchase price of the fifteen (15) Machines then the deposit shall be applied to the purchase price of the first five (5) Machines.

6. As an inducement to NT to make a purchase of 15 Machines and thereby require financing:

      (a) CBS guarantees that NT shall achieve the financial performance projections, a copy of which is attached hereto, and made a part hereof and marked as Exhibit "F"

      (b) CBS shall be responsible to assist and provide NT in its management and business development. CBS shall make available the full time services of Geoffrey Alexander, a CBS employee. NT and Mr. Alexander shall enter into such employment or consulting agreement as they may negotiate. The term of Mr. Alexander's employment shall be in the discretion of NT

      (c) In the event that NT does not achieve such performance projections during the management /consulting of Mr. Alexander, NT shall notify CBS of the failure to achieve the performance projections and shall terminate Mr. Alexander. It shall be the responsibility of CBS to provide an alternative manager/consultant to assist NT in achieving the performance projections. In determining It cumulative (total) income before depreciation, interest expense and taxes" from operations of the first 5 Machines", the parties shall utilize the performance projections which are attached hereto, and made a part hereof and marked as Exhibit D pursuant to Paragraph 5(a) below. Discretionary expenses not included in the performance projections shall be added back in determining cumulative (total) income bef ore depreciation, interest expense and taxes". GAAP accounting shall be adjusted to the methods used in preparing the performance projections.

      (d) If NT does not achieve the performance projections, NT may:

            (i) waive the failure and continue as theretofore; or

            (ii) terminate this Purchase Agreement; or

            (iii) declare this Purchase Agreement in default.

      NT shall not have an independent cause of action for failure to achieve the performance projections and the remedies of NT are limited to those listed. If NT terminates this Purchase Agreement, the obligation of NT to purchase any further Machines, if less than 15 have been purchased, shall be terminated and NT shall retain and operate the Machines purchased as the sole remedy of NT and INVESTORS. if NT elects to declare this Purchase Agreement in default, the provisions of Paragraph 10 shall be effective as the sole remedy of NT and INVESTORS. In the event that NT elects to terminate this Purchase Agreement or to declare this Purchase Agreement in default, NT shall notify CBS of such election in writing, certified mail, return receipt requested.

7. (a) In consideration of the execution of this Agreement by NT, FIDELITY shall contemporaneously issue to INVESTORS (including to such persons and entities as INVESTORS may direct) Seven Hundred and Fifty Hundred Thousand (750,000) warrants for the purchase of 750,000 shares of the Common

      Stock of FIDELITY at an exercise price of $1.25. FIDELITY represents that it has the authority to issue such warrants. Such warrants, designated as the 1996-A Warrants, may be exercised the later of:

            (i) prior to 5:00 P.M, on September 19, 1996; or

            (ii) within sixty (60) days after the effectiveness of the SB-2 of FIDELITY excluding those Jewish holidays listed in Exhibit "E" provided that this Purchase Agreement is in full force and effect as of the date of exercise. Payment for the options shall be as follows:

                  (i) Not less than ten (10%) percent shall be paid at the times provided under Paragraph 7(a)(ii) ; and

                  (ii) The remainder of the payment for the options shall be paid not later than 5:00 P.M. on December 31, 1996.

      (b) In consideration of the payment of the full purchase price of $1,887,000 for all 15 Machines, FIDELITY shall contemporaneously with the execution of this Purchase Agreement issue to INVESTORS (including to such persons and entities as INVESTORS may direct) Seven Hundred Fifty Thousand (750,000) warrants for the purchase of 750,000 shares of the Common Stock of FIDELITY at an exercise price of $1.25. Such warrants, designated as the 1996-B Warrants, may be exercised at any time prior to 5:00 P.M. on March 19, 1998 provided that this Purchase Agreement is in full force and effect as of the date of exercise. FIDELITY represents that it has the authority to issue such warrants.

      (c) Contemporaneously with the execution of this Purchase Agreement FIDELITY shall -adopt the Warrant Agreement, form of 1996-A Warrant, and form of 1996-B Warrant attached hereto, and made a part hereof and marked respectively as Exhibits "H", and "'I".

      (a) Within seven (7) business days following execution of this Purchase Agreement, INVESTORS shall cause NT to issue to CBS, and NT shall issue to CBS, that number of shares of the common stock of NT as shall equal forty-five percent (45%) of the issued and outstanding shares of Common Stock of NT. CBS shall pay the par value, if any, for such stock. NT shall be incorporated with a single class of Common Stock and the stockholders shall have preemptive rights.

      (b) As NT shall pay for each Machine, CBS shall make a nonrefundable contribution to the capital of NT in the amount of Ten Thousand Dollars ($10,000); i.e., $10,000 per initial Machine Purchased, to a total of $150,000, No further contribution shall be required on account of additional Machines purchased by NT in exercising its right of first refusal or purchased pursuant to 12 of this Agreement.

      (c) During the first year of NT's operations, subject to the expenditure of the capital contribution of CBS for operations, as may be required by NT in good faith, CBS shall make an unsecured bearing loans to NT at the lowest interest rate permitted by Federal law and in such amounts, from time to time, as may be required for NT to meet its cash f low deficits, to a total of $300,000. Such loan(s) shall be repaid first from available cash flow of NT as its business develops, from time to time, and the unpaid balance of such loans shall mature on March 19, 1998.

      CBS shall repay to Investors within six (6) months of NT's election under Paragraphs 1(e) or 4 to declare a default the $629,000. As additional security and to assure NT and INVESTORS that CBS will fulfill its guarantee provided in Paragraph 4 above, Bruce Bendell, Chairman of the Board of FIDELITY, and Doron Cohen, President/CEO of FIDELITY, both of whom are major stockholders of FIDELITY, shall each pledge Five Hundred Thousand (500,000) shares of the Common Stock of FIDELITY as collateral for the performance by CBS of its guarantee of the recovery of the $629,000. If NT and/or INVESTORS shall declare a default with respect to this Purchase Agreement as a result of the failure to recover the $629,000, CBS shall be primarily responsible for the payment of the unrecovered balance of the $629,000. If CBS shall pay such unrecovered balance, upon such payment INVESTORS shall by NT as provided in Paragraph 5 above. Upon notifying CBS of its election to declare a default of this Purchase Agreement, INVESTORS shall cause to transfer to FIDELITY at no further cost 55% of the shares in. Furthermore, in the event that NT and/or INVESTORS shall declare a def ault with respect to this Purchase Agreement as a result of the failure to meet the performance projections, CBS and FIDELITY jointly and severally agree to indemnify INVESTORS against, and hold INVESTORS harmless from, any repayment demands with respect to such line of credit or credit facility and with respect to any loss, charge, expense, claim, award or damages arising from or directly related to such line of credit or credit facility from and after the date of the declaration of default.

      If, from and after the date of this Purchase Agreement, while this Purchase Agreement remains in full force and effect without default by NT, FIDELITY shall determine:

      (a) to sell a total of 50% or more of CBS; or

      (b) to have CBS become a public company;

      then FIDELITY shall notify NT and INVESTORS, writing, of such determination upon the earlier of:

            (i) the execution of an Agreement contemplating such an event; or'

            (ii) at least thirty (30) days prior to the effective date of such event.

NT's stockholders shall have the option to convert their stockholdings in NT to shares of the Common Stock of CBS, so as to participate in the proposed event. Such option shall expire if unexercised within ten (10) business days after NT's receipt of notice from FIDELITY, unless otherwise agreed upon by the parties. The intent of such conversion is to give the non-CBS stockholders of NT a value for their 55% interest in NT equal to the value being received by CBS in recognition of its 45% interest. The basis for such conversion shall be the application to the 55% of NT owned by its non CBS stockholders of the same valuation being applied, in the proposed transaction, to the 45% of NT owned by CBS. If the proposed event is a sale of 50% or more of CBS, the value being applied by the buyer to the 45% interest of CBS in NT shall be applied to the 55% of the non-CBS stockholders. If the proposed event is CBS becoming a public company, the value being applied by the underwriter to the 45% interest of CBS in NT shall be applied to the 55% of the non-CBS stockholders In the event that the valuation method cannot be determined, the conversion shall be based upon an independent appraisal of the value of NT. The parties acknowledge that this provision will increase the price to be paid f or the interest in CBS being sold, whether privately or publicly, and the parties shall cooperate, in good faith, to accomplish any potential transaction and the intent of this paragraph.

12. This Purchase Agreement shall be deemed to be made in New York and all disputes arising hereunder shall be governed and controlled by the laws of New York. In, the event of any litigation arising from this Purchase Agreement, the parties hereto agree to submit themselves and the subject matter of said dispute to the jurisdiction of the state and/or federal courts in New York.

13. Any and all notices, requests, demands and other communications required or permitted to be given pursuant to this Purchase Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or when deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, as follows:

If to CBS:                    Computer Business Sciences
                              144-15 Union Turnpike
                              Flushing, New York 11367

with a copy to:               Richard C. Fox, Esq.
                              3401 Lakeview Drive
                              Delray Beach, Florida 33445

If to Nissko Telecom, Ltd.:   Nissko, Telecom, Ltd.
                              7 West 45th Street
                              New York, New York 10036

with a copy to:               Robert L. Rimberg, Esq.
                              866 Third Avenue, 30th Floor
                              New York, New York 10022

or to such other addresses as the parties hereto may from time to time give written notice of to the others.

14. This Purchase Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, both written and oral, between the parties hereto with respect to such subject matter. This Agreement may not be amended or modified in any way except by a written instrument executed by all of the parties hereto. This provision shall not affect the validity not interpretation of the related documents referred to herein and supporting the provisions of this Purchase Agreement.

15. This Purchase Agreement shall be for the benefit of and binding upon the parties hereto and their respective heirs, personal representatives, successors and, where applicable, assigns.

16. The waiver by any of the parties hereto of any other party's prompt and complete performance, or breach or violation, of any provision of this Purchase Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation, and the failure by either of the parties hereunder to exercise any right or remedy which it may possess hereunder shall not operate nor be construed as a bar to the exercise of such right or remedy by such party upon the occurrence of any subsequent breach or violation. No right or remedy conferred upon or reserved to either of the parties hereto by this Purchase Agreement shall exclude any other right or remedy, except as expressly provided herein, but each such right or remedy shall be cumulative and shall be in addition to every other right or remedy hereunder or available at law or in equity.

17. The invalidity of any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Purchase Agreement shall not affect the enforceability of the remaining portions of this Purchase Agreement or any part hereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Purchase Agreement shall be declared invalid by a court of competent jurisdiction, this Purchase Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences clause or clauses, section or sections or subsection or subsections had not been inserted.

18. All of the legal, accounting and other costs and expenses incurred in connection with this Purchase Agreement and the transactions contemplated hereby shall be borne and paid by the party incurring such costs and expenses, and no party shall be obligated for any cost or expense incurred by any other party.

19. In any legal action or other proceeding involving, arising out of or in any way relating to this Purchase Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs, and expenses of litigation.

20. Upon consent of both parties, any controversy, dispute or claim arising out of, or relating to this Agreement or breach thereof, shall be settled by arbitration pursuant to the rules then obtaining of the American Arbitration Association and shall be held at the offices of the American Arbitration Association offices in New York City. Any award rendered therein shall be binding on each and all of the parties and their personal representatives. Expenses shall be borne by the non-prevailing party in the arbitration proceeding. Judgement may be entered upon an arbitration award in any court of competent jurisdiction, and any arbitration notice, process, notice of motion or application to a court, including application for judgement, may be served within or outside the State of New York by mail or personal service, provided a reasonable time for appearance is allowed. Each Stockholder hereby consents to the jurisdiction of any court to which any motion or application shall be made in accordance with this agreement.

21. This Purchase Agreement may be executed -in any number of counterparts and by the separate parties hereto in separate counterparts, each of which shall be deemed to be one and the same instrument.

IN WITNESS WHEREOF, each of the parties hereto has duly executed and delivered this Agreement on the date first above written.

ATTEST:                                   COMPUTER BUSINESS SCIENCES, INC.

                                          By: /s/: Doron Cohen
                                              ---------------------------
                                              Doron Cohen
                                              Secretary


ATTEST:                                   FIDELITY HOLDINGS, INC.

                                          By: /s/: Doron Cohen
                                              ---------------------------
                                              Doron Cohen
                                              Secretary


ATTEST:                                   NISSKO TELECOM, INC.

                                          By: /s/ Avi Nissanian
                                              ---------------------------
                                              Avi Nissanian
                                              Secretary


WITNESSES:                                INVESTORS:

                                          By: /s/: Avi Nissanian
                                              ---------------------------
                                              Avi Nissanian

                                          By: /s/: Yossi Koren
                                              ---------------------------
                                              Yossi Koren

                                          By: /s/: Chamuel Livian
                                              ---------------------------
                                              Chamuel Livian